UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024 (May 9, 2024)

UNION PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
 ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Union Pacific Corporation (the Company) held its Annual Meeting of Shareholders on May 9, 2024, conducted through a live audio webinar only (the Meeting).  Of the 610,096,362 shares outstanding and entitled to vote at the Meeting, 533,695,739 shares were present at the Meeting in person or by proxy, constituting a quorum of approximately 87.47%.  The shareholders of the Company’s common stock (the Shareholders) considered and voted upon five proposals at the Meeting.

Proposal 1 – Election of Directors

The Shareholders elected each of the following directors to serve a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2025 (or until a successor is elected) pursuant to the By-Laws of the Company and the applicable laws of the State of Utah:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
William J. DeLaney	457,206,390	14,156,808	828,849	61,503,692
David B. Dillon	459,431,600	11,951,347	809,100	61,503,692
Sheri H. Edison	458,758,981	12,675,988	757,078	61,503,692
Teresa M. Finley	469,020,825	2,420,043	751,179	61,503,692
Deborah C. Hopkins	462,343,313	9,091,742	756,992	61,503,692
Jane H. Lute	462,257,771	9,221,866	712,410	61,503,692
Michael R. McCarthy	445,575,486	25,851,467	765,094	61,503,692
Doyle R. Simons	469,000,988	2,241,962	949,097	61,503,692
John K. Tien, Jr.	468,767,113	2,479,143	945,791	61,503,692
V. James Vena	468,628,593	2,760,475	802,979	61,503,692
John P. Wiehoff	469,084,633	2,148,357	959,057	61,503,692
Christopher J. Williams	458,981,814	12,287,586	922,647	61,503,692

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2024

The Shareholders voted for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2024 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
502,720,319	30,181,546	793,874	0

Proposal 3 – Advisory Vote on Executive Compensation (“Say on Pay”)

The Shareholders approved, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
448,487,420	20,318,864	3,385,763	61,503,692

Proposal 4 – Shareholder Proposal Requesting Adoption of a Policy Limiting Severance Payments

A shareholder of the Company submitted a proposal requesting the Board of Directors adopt a policy limiting severance payments, if properly presented at the meeting. The Shareholders voted against Proposal 4 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
29,828,975	440,962,166	1,400,906	61,503,692

Proposal 5 – Shareholder Proposal Requesting an Amendment to the Safety and Service Quality Committee’s Charter to Review Staffing Levels and Confer on Safety Issues with Stakeholders

A shareholder of the Company submitted a proposal requesting the Board of Directors adopt an amendment to the Safety and Service Quality Committee’s Charter to review staffing levels and confer on safety issues with stakeholders, if properly presented at the meeting. The Shareholders voted against Proposal 5 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
34,152,574	431,916,634	6,122,839	61,503,692

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 10, 2024

UNION PACIFIC CORPORATION

By:	/s/ Craig V. Richardson
Craig V. Richardson
Executive Vice President, Chief Legal Officer, and Corporate Secretary